CERTIFICATE OF AMENDMENT OF BYLAWS
                                     OF
                        RIVIERA HOLDINGS CORPORATION


         The undersigned, as Secretary of RIVIERA HOLDINGS CORPORATION, a Nevada corporation, does hereby certify that the following amendments to the bylaws of the corporation (the "Bylaws") were duly adopted by the Directors at a meeting of the corporation's Board of Directors on the 6th day of August, 2007.

                  RESOLVED, that paragraph (a) of Section 1.02 of the Bylaws, entitled Special Meeting, is amended in its entirety to read as follows:
(a) Special meetings of the stockholders may only be called by the chairman, president or the Board of Directors.

                  IT IS FURTHER

                  RESOLVED, that Section 1.12 of the Bylaws is amended in its entirety to read as follows:

                  Section 1.12 No Telephonic Meetings Unless Specifically Authorized.

                                    Except as may be specifically authorized by the Board of Directors for one or more particular meetings of stockholders, stockholders may not participate in meetings of stockholders by means of a telephone conference or similar method of communication.

                  IT IS FURTHER

                  RESOLVED, that Section 1.13 of the Bylaws is amended in its entirety to read as follows:

                  Section 1.13      No Action Without Meeting.

                                   Any action required or permitted to be taken at a meeting of the stockholders may not be taken and shall not be valid or effective under any circumstances without a meeting of the stockholders.

                  IT IS FURTHER

                  RESOLVED, that new Section 1.14, entitled Advance Notice of Proposals by Stockholders and Director Nominations by Stockholders, is added to the Bylaws and shall read as follows:

                  Section 1.14 Advance Notice of Proposals by Stockholders and Director Nominations by Stockholders

                           (a) At any meeting of stockholders, proposals by stockholders and nominations by stockholders of persons for election as directors of the corporation shall be considered only if advance notice thereof has been duly and timely given by a stockholder, as provided herein, and such proposals or nominations are otherwise proper for consideration under applicable law, the Articles of Incorporation and these Bylaws.

                           (b)     Notice of any proposal to be presented by
                                   any stockholder or of the name of any person
                                   to be nominated by any  stockholder  for
                                   election as a director of the corporation at
                                   any meeting of stockholders must be delivered to the Secretary of the corporation and received by the corporation, together with the written statement required by paragraph
                                   (c) or (d) of this Section (as applicable),
                                   at the corporation's  principal office not
                                   less than sixty (60) nor more than  ninety
                                   (90) days prior to the day of the  meeting;
                                   provided,  however,  that if the date of the
                                   --------   -------
                                   meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the day of the meeting, such advance notice must be delivered by the stockholder and received by the corporation not more than ten (10) days after such date is first so announced or disclosed. Public notice of an annual meeting of stockholders shall be deemed to have been given more than seventy
                                  (70)  days in  advance  of such  annual
                                   meeting if the corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board of Directors determines to hold the meeting on a different date. For purposes of this Section, public disclosure of the date of a forthcoming meeting may be made by the corporation not only by giving formal notice of the meeting, but also by notice to a national securities exchange, by filing or furnishing a report under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act") (if the corporation is then subject thereto), by mailing to stockholders, or by a press release.

                           (c) Any stockholder who delivers to the corporation notice of any such proposal, as specified in paragraph (b) of this Section, must deliver therewith a written statement setting forth (1) the name and address of such stockholder, as they appear on the corporation's books, (2) the number of shares of each class of voting stock of the corporation owned beneficially or of record by the stockholder, (3) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at the meeting in question and intends to appear in person or by proxy at the meeting to propose such business, (4) a brief description of the business proposed to be brought before the meeting by the stockholder, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the meeting,
                                   (5) any material interest of the stockholder in such business and (6)all other information with respect to such proposal that would be required to be filed with the Securities and Exchange Commission (the "SEC") in a definitive proxy statement if the stockholder were a participant in a proxy solicitation subject to Section 14 of the Exchange Act.

                           (d) Any stockholder desiring to nominate any person for election as a director of the corporation shall deliver to the corporation, along with the notice specified in paragraph (b) of this Section, a written statement setting forth (1) the name of the person to be nominated; (2) the number of shares of each class of voting stock of the corporation owned beneficially or of record by the person to be nominated; (3) the information with respect to such nomination and the person to be nominated that would be required to be filed with the SEC in a definitive proxy statement if the stockholder were a participant in a proxy solicitation subject to Section 14 of the Exchange Act; (4) such person's signed consent to serve as a director of the corporation if elected and to file in a timely manner an application for licensing or finding of suitability if the Nevada Gaming Commission or other gaming authority shall so require or request or if the Board of Directors deems it necessary or advisable;
                                   (5) such stockholder's name and address as they appear on the corporation's books; (6) the number of shares of each class of voting stock of the corporation owned beneficially or of record by such stockholder; (7) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at the meeting in question and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; and (8) a description of all arrangements or understandings between the stockholder and the person to be nominated or any other persons (naming such persons) pursuant to which the nomination is to be made by the stockholder.

                           (e)     For purposes of this Section, shares
                                   "beneficially" owned by a person means all shares which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Exchange
                                   Act), may be deemed to beneficially own
                                   pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, as well as all shares of which such person, together with such person's affiliates and associates, has a right to become the beneficial owner pursuant to any agreement or understanding, upon the exercise of warrants or options, or upon the occurrence of conditions.

                           (f) The person presiding at the meeting of stockholders shall determine whether a stockholder's notice has been duly and timely given and was accompanied by the written statement containing all required information, and shall direct that the stockholder's proposal or the stockholder's nomination of a person for election as a director (as applicable) not be considered if such notice has not been duly and timely given or was not accompanied by the written statement containing all required information.

                           (g) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 1.14; provided, however, that nothing in this Section 1.14 shall affect the right of a stockholder to request inclusion of a proposal in the corporation's proxy statement to the extent that such right is provided by an applicable rule of the SEC.

                           (h) Notwithstanding the foregoing provisions of this Section 1.14, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders to present the proposal or the nomination, as applicable, such proposal or nomination shall be disregarded, and any votes cast in respect of such proposal or nomination shall be void and of no effect whatsoever.

                  IT IS FURTHER

                  RESOLVED, that paragraph (b) of Section 8.01 of the Bylaws, entitled Amendment, is amended in its entirety to read as follows:

                           (b) These Bylaws may also be altered, amended, or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of not less than 2/3 of the voting power of the issued and outstanding stock of the corporation entitled to vote thereat, except that the affirmative vote of holders of not less than 3/4 of the voting power of the issued and outstanding stock of the corporation entitled to vote thereat is required to alter, amend or repeal (or to take any action that would have substantially the same effect as altering, amending or repealing) any provision of
                                  Article  VII or  Article  VIII  of  these
                                  Bylaws. The stockholders may provide by resolution adopted by them at the same meeting at which they approve such alteration, amendment or repeal of these Bylaws (and by not less than the vote required for such alteration, amendment or repeal) that the Bylaw provisions so altered, amended or repealed by the stockholders may not be repealed, amended or altered by the Board of Directors.

DATED:  August 7, 2007



                                         ------------------------------------
                                             TULLIO J. MARCHIONNE, Secretary